Exhibit 99.1

PRESS RELEASE

SEACOR MARINE ANNOUNCES SECOND QUARTER 2018 RESULTS

CONTINUED IMPROVEMENT IN OPERATING PERFORMANCE

STRENGTHENED BALANCE SHEET

Houma, Louisiana

August 9, 2018

FOR IMMEDIATE RELEASE - SEACOR Marine Holdings Inc. (NYSE:SMHI) (the “Company”), a leading provider of marine and support transportation services to offshore oil and natural gas and wind farm facilities worldwide, today announced results for its second quarter ended June 30, 2018.

Second quarter 2018 net loss attributable to SEACOR Marine Holdings Inc. improved to $25.0 million ($1.25 per diluted share) from a net loss of $28.8 million ($1.64 per diluted share) in the first quarter 2018 and a net loss of $34.0 million ($1.93 per diluted share) in the second quarter 2017 due primarily to increases in fleet utilization from rising customer demand, as well as higher average day rates.

Non-cash charges included $18.4 million of depreciation and amortization expense and a $2.9 million mark-to-market adjustment on convertible senior notes in the second quarter 2018 compared to $19.5 million of depreciation and amortization expense and a $12.2 million mark-to-market adjustment on the derivative liability embedded in the convertible senior notes in the first quarter 2018. Second quarter 2017 results included $14.6 million of depreciation and amortization expense and a $0.01 million mark-to-market adjustment on the derivative liability embedded in the convertible senior notes.

Second quarter highlights include:

•

10.1% increase in consolidated direct vessel profit (“DVP”)(1) to $14.7 million from $13.4 million in first quarter 2018, and up from $1.5 million in second quarter 2017.  DVP measures operational performance (operating revenues less direct operating costs, excluding leased-in equipment). DVP has increased steadily over the past four quarters, and these increases have been broad based across most regions.

•

Continued improvement in fleet utilization to 62% from 53% in first quarter 2018 and 56% in second quarter 2017; average day rate increased 5% to $7,324 from first quarter 2018 and 30% from second quarter 2017.

•

A full quarter of results from the previously announced Falcon Global Holdings joint venture transaction completed on February 8, 2018 increased revenue and DVP by $8.5 million and $5.4 million, respectively, compared to first quarter 2018.

•	Strengthened balance sheet by improving the ratio of long-term debt as a percentage of total capital to 37% at June 30, 2018 from 45% as of March 31, 2018 and extending debt maturities:

•	Raised aggregate gross proceeds of $56.9 million from successful private placement of common stock and warrants

•

Completed conversion of $50.0 million aggregate principal of the Convertible Senior Notes into warrants for the purchase of 1,886,792 common shares and extended the maturities of the remaining $125.0 million aggregate principal by one year into 2023

•

Multiple vessels were repositioned for new, long-term contracts in Africa, Latin America, Middle East, Gulf of Mexico and the North Sea. Increased repositioning and reactivation costs related to these contracts were approximately $3.9 million in second quarter 2018, as the Company expenses these costs as incurred.

Chief Executive Officer John Gellert commented on second quarter results:

“We improved our operating performance for the fourth consecutive quarter, strengthened our balance sheet and continued to upgrade our fleet. For the first time since the second and third quarters of 2016, all of our operating regions achieved positive DVP for two consecutive quarters.  Liftboats were the largest contributor to increased direct vessel profit, headlined by additional contracts in Mexico supporting pipeline construction and platform maintenance projects.  The Middle East region achieved fleet utilization of 82%, the highest since 2013, aided by the commencement of several long-term charters and a seasonal uptick in construction activity.

To meet customer demand for new long-term contracts that we believe will boost future utilization and direct vessel profits, we incurred upfront costs to reactivate and reposition vessels. While these costs can fluctuate, as market conditions improve with longer contract terms and higher utilization, we expect these unreimbursed expenses incurred to reposition vessels will become less prevalent.

We sold five vessels during the quarter with an average age of 20 years at a gain, and in early July we added two AHTS vessels built in 2013.  Both have customer contracts. Such active fleet management is central to our approach to running the business.

Finally, we significantly improved our financial position as we reduced leverage and extended debt maturities. We added more than $100.0 million in net equity during the quarter, putting us in a stronger position. We enter the second half of the year with cautious optimism for continued market improvement as tendering activity and customer inquiries rise."

A comparison of results for the second quarter ended June 30, 2018 with the preceding quarter ended March 31, 2018 is included below.

Operating Revenues. Operating revenues increased 17.4% to $60.7 million from $51.7 million in first quarter 2018, and 43.5% from $42.3 million a year ago. These increases in revenues were primarily driven by higher utilization, as well as higher day rates.

Direct Vessel Profit (“DVP”)(1) by Region. Total DVP increased 10.1% to $14.7 million from $13.4 million in the preceding quarter, and grew from $1.5 million in second quarter 2017.

Compared to first quarter 2018, the $9.0 million increase in operating revenues was partly offset by a $7.6 million increase in direct operating expenses. Personnel costs were $3.1 million higher primarily due to increased utilization. Repairs and maintenance expenses were $2.0 million higher primarily due to costs to replace main engines in two fast support vessels. Results by region are as follows:

United States, primarily Gulf of Mexico. DVP rose to $1.8 million compared with $1.5 million in the preceding quarter, a $0.3 million improvement. Time charter revenues were $3.1 million higher compared with the preceding quarter, including $2.8 million from the liftboat fleet, primarily due to increased utilization. Including cold-stacked vessels, utilization increased to 23% from 17% in the first quarter 2018, and average rates per day worked increased to $10,503 from $8,775. Days available for charter decreased by 8% primarily due to the removal from service of four anchor handling towing supply vessels in the preceding quarter. Improvements in operating revenues of $3.1 million were offset by increased direct operating expenses of $2.7 million, primarily due to increased utilization and reactivation costs. As of June 30, 2018, the Company had 25 of 38 owned and leased-in vessels cold-stacked in the U.S. (six anchor handling towing supply vessels, 12 fast support vessels, six liftboats and one specialty vessel) compared with 33 of 43 vessels as of March 31, 2018. As of June 30, 2018, the Company had five vessels retired and removed from service in this region.

Africa, primarily West Africa. DVP was $2.0 million compared with $4.7 million in the preceding quarter, a $2.7 million decline primarily due to first quarter 2018 benefitting from the recognition of previously deferred revenues. Time charter revenues were $0.3 million higher compared with the preceding quarter. Including cold-stacked vessels, utilization of this region's fleet decreased to 88% from 91% in the first quarter 2018, and average rates per day worked increased to $9,509 from $9,455 in first quarter 2018. Days available for charter increased by 6% primarily due to the repositioning of vessels between geographic regions. Operating expenses (excluding leased-in equipment) were $2.1 million higher compared with the preceding quarter primarily due to the repositioning of vessels between geographic regions that increased drydocking and other expenses. As of June 30, 2018, the Company had one specialty vessel retired and removed from service in this region.

Middle East and Asia. DVP increased to $3.0 million compared with $2.3 million in the preceding quarter, a $0.7 million improvement. Time charter revenues were $2.2 million higher compared with the preceding quarter, primarily as a result of improved utilization of the active fleet. Including cold-stacked vessels, utilization of this region's fleet increased to 82% from 66% in the first quarter 2018, and average rates per day worked increased to $8,226 from $8,072 in first quarter 2018. Days available for charter decreased by 6% primarily due to net fleet dispositions. Operating expenses (excluding leased-in equipment) were $0.9 million higher compared with the preceding quarter, primarily due to the replacement of main engines in two fast support vessels. As of June 30, 2018, the Company had one of 21 owned and leased-in vessels cold-stacked in the Middle East and Asia (one anchor handling towing supply vessel) compared with one of 23 vessels as of March 31, 2018. As of June 30, 2018, the Company had one specialty vessel retired and removed from service in this region.

Brazil, Mexico, Central and South America. DVP rose to $4.3 million compared with $1.8 million in the preceding quarter, an increase of $2.5 million primarily due to liftboat activity. Time charter revenues were $3.2 million higher compared with the preceding quarter, primarily due to higher utilization and day rates and net fleet additions from the repositioning of vessels between geographic regions. Including cold-stacked vessels, utilization increased to 57% from 41% in the first quarter 2018, and average rates per day worked increased from $15,272 to $19,127. Days available for charter increased by 90% primarily due to net fleet additions and the repositioning of vessels between geographic regions. Operating expenses (excluding leased-in equipment) were $1.4 million higher compared with the preceding quarter primarily due to higher utilization and fleet additions and mobilization costs. As of June 30, 2018, the Company had one of eight owned and leased-in vessels cold-stacked in Brazil, Mexico, Central and South America (one fast support vessel) compared with one of five vessels as of March 31, 2018

Europe, primarily North Sea. DVP increased to $3.6 million compared with $3.1 million in the preceding quarter, an increase of $0.5 million. Time charter revenues were $0.9 million higher, primarily due to a seasonal increase in utilization of the wind farm utility vessels. For the standby safety fleet, utilization increased from 78% in the first quarter 2018 to 80%, and average rates per day worked increased to $9,157 from $9,058 in first quarter 2018. For the windfarm utility vessels, utilization increased to 76% from 64% in the first quarter 2018, and average rates per day worked increased to $2,342 from $2,317 in the prior quarter. Operating expenses (excluding leased-in equipment) were $0.5 million higher compared with the preceding quarter due mostly to higher utilization.

___________________

(1)

Direct vessel profit (defined as operating revenues less operating expenses excluding leased-in equipment, “DVP”) is the Company’s measure of segment profitability when applied to reportable segments and a non-GAAP measure when applied to individual vessels, fleet categories or the combined fleet. DVP is a critical financial measure used by the Company to analyze and compare the operating performance of its individual vessels, fleet categories, regions and combined fleet, without regard to financing decisions (depreciation for owned vessels vs. leased-in expense for leased-in vessels). DVP is also useful when comparing the Company’s fleet performance against those of our competitors who may have differing fleet financing structures. DVP has material limitations as an analytical tool in that it does not reflect all of the costs associated with the ownership and operation of our fleet, and it should not be considered in isolation or used as a substitute for our results as reported under GAAP. See page 8 for reconciliation of DVP to GAAP Operating Income (Loss), its most comparable GAAP measure.

Administrative and general. Second quarter 2018 administrative and general expenses were $2.7 million higher compared with the preceding quarter primarily due to termination costs, stock awards granted to both employees and non-employee directors, as well as director compensation.

Depreciation and amortization. Depreciation and amortization costs were $1.1 million lower compared with the preceding quarter primarily due to net asset dispositions.

Asset Dispositions and Impairments. During the second quarter, the Company recognized impairment charges of $0.1 million associated with two permanently deferred hull projects.  In addition, the Company sold one offshore support vessel and two supply vessels previously retired and removed from service, one standby safety vessel and one fast support vessel, property and other equipment for net proceeds of $2.2 million and a gain of $1.2 million. During the preceding quarter, the Company recognized impairment charges of $2.9 million associated with the Company's anchor handling towing supply fleet. In addition, the Company sold one platform support vessel and other equipment for net proceeds of $0.4 million and a gain of $0.3 million.

Derivative gains (losses). Net derivative losses during second quarter 2018 of $2.7 million, and net derivative losses during the preceding quarter of $11.5 million, are principally due to changes in the fair value of the Company's conversion option liability on its convertible senior notes as a consequence of changes in the Company's share price and estimated credit spread.

Income tax benefit.   The Company's year-to-date effective income tax rate of 20.1% was primarily due to taxes not provided for income attributable to non-controlling interest, foreign source income not subject to U.S. income taxes and a reversal of an unrecognized benefit.

Equity in earnings (losses) of 50% or less owned companies. Equity losses in the second quarter 2018 were $0.7 million compared with equity earnings of $0.2 million in the preceding quarter. The increase in the equity losses was primarily due to the Company's 50% investment in SEACOSCO joint venture.

Capital Commitments. As of June 30, 2018, the Company had unfunded capital commitments of $43.3 million that included two fast support vessels, three supply vessels and three wind farm utility vessels. The Company’s capital commitments by year of expected payment are as follows (in thousands):

2018	12,706
2019	21,620
2020	8,970
$43,296

In addition, the Company has indefinitely deferred an additional $20.8 million of orders with respect to two fast support vessels, which the Company had previously reported as unfunded capital commitments.

Liquidity and Debt. As of June 30, 2018, the Company's balances of cash, cash equivalents, restricted cash, and construction reserve funds totaled $126.3 million and its total outstanding debt was $371.8 million (net of $39.9 million in discount and issuance costs). As of June 30, 2018, construction reserve funds of $38.2 million were classified as non-current assets in the accompanying condensed consolidated balance sheets as the Company has the intent and ability to use the funds to acquire equipment. Additionally, the Company had $7.3 million available under subsidiary credit facilities for future capital commitments.

* * * * *

SEACOR Marine provides global marine and support transportation services to offshore oil and natural gas and windfarm facilities worldwide. SEACOR Marine and its joint ventures operate a diverse fleet of offshore support and specialty vessels that deliver cargo and personnel to offshore installations; handle anchors and mooring equipment required to tether rigs to the seabed; tow rigs and assist in placing them on location and moving them between regions; provide construction, well workover and decommissioning support; and carry and launch equipment used underwater in drilling and well installation, maintenance and repair. Additionally, SEACOR Marine’s vessels provide accommodations for technicians and specialists, safety support and emergency response services.

Certain statements discussed in this release as well as in other reports, materials and oral statements that the Company releases from time to time to the public constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Generally, words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “believe,” “plan,” “target,” “forecast” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements concern management’s expectations, strategic objectives, business prospects, anticipated economic performance and financial condition and other similar matters. These statements are not guarantees of future performance and actual events or results may differ significantly from these statements. Actual events or results are subject to significant known and unknown risks, uncertainties and other important factors, including decreased demand and loss of revenues as a result of a decline in the price of oil and resulting decrease in capital spending by oil and gas companies, an oversupply of newly built offshore support vessels, additional safety and certification requirements for drilling activities in the U.S. Gulf of Mexico and delayed approval of applications for such activities, the possibility of U.S. government implemented moratoriums directing operators to cease certain drilling activities in the U.S. Gulf of Mexico and any extension of such moratoriums, weakening demand for the Company’s services as a result of unplanned customer suspensions, cancellations, rate reductions or non-renewals of vessel charters or failures to finalize commitments to charter vessels in response to a decline in the price of oil, increased government legislation and regulation of the Company’s businesses could increase cost of operations, increased competition if the Jones Act and related regulations are repealed, liability, legal fees and costs in connection with the provision of emergency response services, such as the response to the oil spill as a result of the sinking of the Deepwater Horizon in April 2010, decreased demand for the Company’s services as a result of declines in the global economy, declines in valuations in the global financial markets and a lack of liquidity in the credit sectors, including, interest rate fluctuations, availability of credit, inflation rates, change in laws, trade barriers, commodity prices and currency exchange fluctuations, the cyclical nature of the oil and gas industry, activity in foreign countries and changes in foreign political, military and economic conditions, changes to the status of applicable trade treaties including as a result of the U.K.’s impending exit from the European Union, changes in foreign and domestic oil and gas exploration and production activity, safety record requirements, compliance with U.S. and foreign government laws and regulations, including environmental laws and regulations and economic sanctions, the dependence on several key customers, consolidation of the Company’s customer base, the ongoing need to replace aging vessels, industry fleet capacity, restrictions imposed by the Jones Act and related regulations on the amount of foreign ownership of the Company’s Common Stock, operational risks, effects of adverse weather conditions and seasonality, adequacy of insurance coverage, the ability of the Company to maintain effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act, the attraction and retention of qualified personnel by the Company, and various other matters and factors, many of which are beyond the Company’s control as well as those discussed in Item 1A (Risk Factors) of the Company’s Annual Report on Form 10-K and other reports filed by the Company with the SEC. It should be understood that it is not possible to predict or identify all such factors. Consequently, the preceding should not be considered to be a complete discussion of all potential risks or uncertainties and investors and analysts should not place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date of the document in which they are made. The Company disclaims any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which the forward-looking statement is based, except as required by law. It is advisable, however, to consult any further disclosures the Company makes on related subjects in its filings with the Securities and Exchange Commission, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (if any). These statements constitute the Company’s cautionary statements under the Private Securities Litigation Reform Act of 1995.

Please visit SEACOR Marine’s website at www.seacormarine.com for additional information.

For all other requests, contact Connie Morinello at (985) 858 – 6400 or InvestorRelations@seacormarine.com

SEACOR MARINE HOLDINGS INC. UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS) (in thousands, except share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Operating Revenues	$60,701	$42,323	$112,422	$76,627
Costs and Expenses:
Operating	48,820	44,482	89,993	77,861
Administrative and general	15,532	21,705	28,339	33,531
Depreciation and amortization	18,406	14,633	37,918	27,136
	82,758	80,820	156,250	138,528
Gains (Losses) on Asset Dispositions and Impairments, Net	1,055	(6,318)	(1,588)	(1,499)
Operating Loss	(21,002)	(44,815)	(45,416)	(63,400)
Other Income (Expense):
Interest income	352	275	568	1,125
Interest expense	(6,489)	(4,546)	(12,622)	(7,728)
SEACOR Holdings management fees	—	(1,283)	—	(3,208)
SEACOR Holdings guarantee fees	(7)	(75)	(19)	(151)
Marketable security (losses) gains, net	—	(109)	—	11,629
Derivative losses, net	(2,668)	(213)	(14,184)	(302)
Foreign currency losses, net	(818)	(1,094)	(679)	(1,283)
Other, net	—	—	—	(1)
	(9,630)	(7,045)	(26,936)	81
Loss Before Income Tax Benefit and Equity in Earnings of 50% or Less Owned Companies	(30,632)	(51,860)	(72,352)	(63,319)
Income Tax Benefit	(4,724)	(13,800)	(14,548)	(17,222)
Loss Before Equity in Earnings of 50% or Less Owned Companies	(25,908)	(38,060)	(57,804)	(46,097)
Equity in (Losses) Earnings of 50% or Less Owned Companies, Net of Tax	(721)	1,571	(513)	2,009
Net Loss	(26,629)	(36,489)	(58,317)	(44,088)
Net Loss attributable to Noncontrolling Interests in Subsidiaries	(1,605)	(2,497)	(4,460)	(2,701)
Net Loss attributable to SEACOR Marine Holdings Inc.	$(25,024)	$(33,992)	$(53,857)	$(41,387)

Basic and Diluted Loss Per Common Share of SEACOR Marine Holdings Inc.	$(1.25)	$(1.93)	$(3.00)	$(2.34)

Basic and Diluted Weighted Average Common Shares Outstanding:	19,978,516	17,631,567	17,967,242	17,651,352

SEACOR MARINE HOLDINGS INC. UNAUDITED CONSOLIDATED RESULTS OF OPERATIONS (in thousands, except share data)

	Three Months Ended June 30,				Six Months Ended June 30,
	2018		2017		2018		2017
Time Charter Statistics:
Average Rates Per Day Worked (excluding wind farm)	$9,742		$8,431		$9,425		$8,359
Average Rates Per Day	$7,324		$5,649		$7,174		$5,683
Fleet Utilization (excluding wind farm)	58%		43%		54%		40%
Fleet Utilization	62%		56%		58%		51%
Fleet Available Days (excluding wind farm)	9,071		8,996		18,342		17,433
Fleet Available Days	12,528		12,363		25,129		24,130
Operating Revenues:
Time charter	$56,826	94%	$38,803	92%	$103,968	92%	$69,533	91%
Bareboat charter	1,156	2%	1,156	3%	2,299	2%	2,299	3%
Other marine services	2,719	4%	2,364	5%	6,155	6%	4,795	6%
	60,701	100%	42,323	100%	112,422	100%	76,627	100%
Costs and Expenses:
Operating:
Personnel	24,733	41%	20,577	49%	46,409	41%	37,368	49%
Repairs and maintenance	9,070	15%	10,425	25%	16,143	14%	14,020	18%
Drydocking	3,112	5%	2,251	5%	5,369	4%	5,318	7%
Insurance and loss reserves	1,934	3%	2,126	5%	3,124	3%	3,685	5%
Fuel, lubes and supplies	4,122	7%	3,190	7%	7,667	7%	5,532	7%
Other	3,009	5%	2,223	5%	5,616	5%	4,657	6%
Leased-in equipment	2,840	4%	3,690	9%	5,665	5%	7,281	10%
	48,820	80%	44,482	105%	89,993	79%	77,861	102%
Administrative and general	15,532	26%	21,705	51%	28,339	25%	33,531	44%
Depreciation and amortization	18,406	30%	14,633	35%	37,918	34%	27,136	35%
	82,758	136%	80,820	191%	156,250	138%	138,528	181%
Gains (Losses) on Asset Dispositions and Impairments, Net	1,055	2%	(6,318)	(15)%	(1,588)	(2)%	(1,499)	(2)%
Operating Loss	(21,002)	(34)%	(44,815)	(106)%	(45,416)	(40)%	(63,400)	(83)%

SEACOR MARINE HOLDINGS INC. UNAUDITED CONSOLIDATED STATEMENTS OF INCOME (LOSS) (in thousands, except statistics and per share data)

	Three Months Ended
	Jun. 30, 2018	Mar. 31, 2018	Dec. 31, 2017	Sep. 30, 2017	Jun. 30, 2017
Time Charter Statistics:
Average Rates Per Day Worked (excluding wind farm utility)	$9,742	$9,071	$8,583	$8,565	$8,431
Average Rates Per Day Worked	$7,324	$7,001	$6,435	$6,006	$5,649
Fleet Utilization (excluding wind farm utility)	58%	50%	51%	49%	43%
Fleet Utilization	62%	53%	56%	60%	56%
Fleet Available Days (excluding wind farm utility)	9,071	9,271	9,224	9,176	8,996
Fleet Available Days	12,528	12,601	12,628	12,580	12,363
Operating Revenues:
Time charter	$56,826	$47,142	$45,745	$45,267	$38,803
Bareboat charter	1,156	1,143	1,169	1,168	1,156
Other marine services	2,719	3,436	2,429	1,378	2,364
	60,701	51,721	49,343	47,813	42,323
Costs and Expenses:
Operating:
Personnel	24,733	21,676	21,953	22,179	20,577
Repairs and maintenance	9,070	7,073	6,225	7,410	10,425
Drydocking	3,112	2,257	1,438	2,279	2,251
Insurance and loss reserves	1,934	1,190	1,443	1,396	2,126
Fuel, lubes and supplies	4,122	3,545	3,620	2,880	3,190
Other	3,009	2,607	2,970	2,278	2,223
	45,980	38,348	37,649	38,422	40,792
Direct Vessel Profit	14,721	13,373	11,694	9,391	1,531
Other Costs and Expenses:
Operating:
Leased-in expense	2,840	2,825	2,831	2,836	3,690
Administrative and general	15,532	12,807	12,368	10,318	21,705
Depreciation and amortization	18,406	19,512	20,021	15,622	14,633
	36,778	35,144	35,220	28,776	40,028
Gains (Losses) on Asset Dispositions and Impairments, Net	1,055	(2,643)	(12,304)	(9,744)	(6,318)
Operating Loss	(21,002)	(24,414)	(35,830)	(29,129)	(44,815)
Other Income (Expense):
Interest income	352	216	326	354	275
Interest expense	(6,489)	(6,133)	(4,509)	(4,295)	(4,546)
SEACOR Holdings management fees	—	—	—	—	(1,283)
SEACOR Holdings guarantee fees	(7)	(12)	(29)	(21)	(75)
Marketable security losses, net	—	—	—	(698)	(109)
Derivative (losses) gains, net	(2,668)	(11,516)	7,536	13,022	(213)
Foreign currency (losses) gains, net	(818)	139	(320)	(106)	(1,094)
Other, net	—	—	(5)	—	—
	(9,630)	(17,306)	2,999	8,256	(7,045)
Loss Before Income Tax Benefit and Equity in (Losses) Earnings of 50% or Less Owned Companies	(30,632)	(41,720)	(32,831)	(20,873)	(51,860)
Income Tax Benefit	(4,724)	(9,824)	(51,361)	(5,823)	(13,800)
(Loss) Income Before Equity in Earnings (Losses) of 50% or Less Owned Companies	(25,908)	(31,896)	18,530	(15,050)	(38,060)
Equity in (Losses) Earnings of 50% or Less Owned Companies, Net of Tax	(721)	208	9,374	(7,306)	1,571
Net (Loss) Income	(26,629)	(31,688)	27,904	(22,356)	(36,489)
Net Loss attributable to Noncontrolling Interests in Subsidiaries	(1,605)	(2,855)	(1,057)	(1,881)	(2,497)
Net (Loss) Income attributable to SEACOR Marine Holdings Inc.	$(25,024)	$(28,833)	$28,961	$(20,475)	$(33,992)

(Loss) Income Per Common Share and Warrants of SEACOR Marine Holdings Inc.:
Basic	$(1.25)	$(1.64)	$1.65	$(1.17)	$(1.93)
Diluted	$(1.25)	$(1.64)	$1.20	$(1.25)	$(1.93)
Weighted Average Common Shares and Warrants Outstanding:
Basic	19,979	17,571	17,552	17,551	17,632
Diluted	19,979	17,571	21,629	21,621	17,632
Common Shares and Warrants Outstanding at Period End	20,442	17,787	17,675	17,671	17,671

SEACOR MARINE HOLDINGS INC.

UNAUDITED DIRECT VESSEL PROFIT (“DVP”) BY REGION

(in thousands, except share data)

	United States (primarily Gulf of Mexico)	Africa (primarily West Africa)	Middle East and Asia	Brazil, Mexico, Central and South America	Europe (primarily North Sea)	Total
For the Three Months Ended June 30, 2018
Time Charter Statistics:
Average Rates Per Day	$10,503	$9,509	$8,226	$19,127	$4,823	$7,324
Fleet Utilization	23%	88%	82%	57%	76%	62%
Fleet Available Days	3,710	1,331	2,005	416	5,066	12,528
Operating Revenues:
Time charter	$9,052	$11,122	$13,591	$4,556	$18,505	$56,826
Bareboat charter	—	—	—	1,156	—	1,156
Other marine services	1,676	350	(792)	845	640	2,719
	10,728	11,472	12,799	6,557	19,145	60,701
Direct Costs and Expenses:
Operating:
Personnel	4,636	4,314	4,069	1,219	10,495	24,733
Repairs and maintenance	1,529	1,663	3,576	32	2,270	9,070
Drydocking	910	910	72	11	1,209	3,112
Insurance and loss reserves	902	248	361	169	254	1,934
Fuel, lubes and supplies	900	900	922	349	1,051	4,122
Other	29	1,402	836	488	254	3,009
	8,906	9,437	9,836	2,268	15,533	45,980
Direct Vessel Profit	$1,822	$2,035	$2,963	$4,289	$3,612	14,721
Other Costs and Expenses:
Operating:
Leased-in equipment	$1,856	$962	$—	$—	$22	2,840
Administrative and general						15,532
Depreciation and amortization	$5,915	$2,924	$4,311	$2,280	$2,976	18,406
						36,778
Gains on Asset Dispositions and Impairments						1,055
Operating Loss						$(21,002)

SEACOR MARINE HOLDINGS INC.

UNAUDITED DIRECT VESSEL PROFIT (“DVP”) BY REGION

(in thousands, except share data)

	United States (primarily Gulf of Mexico)	Africa (primarily West Africa)	Middle East and Asia	Brazil, Mexico, Central and South America	Europe (primarily North Sea)	Total
For the Six Months Ended June 30, 2018
Time Charter Statistics:
Average Rates Per Day	$9,740	$9,482	$8,155	$18,069	$4,984	$7,174
Fleet Utilization	20%	89%	74%	52%	72%	58%
Fleet Available Days	7,760	2,591	4,137	635	10,006	25,129
Operating Revenues:
Time charter	$15,034	$21,916	$24,965	$5,930	$36,123	$103,968
Bareboat charter	—	—	—	2,229	—	2,299
Other marine services	3,331	1,637	(922)	955	1,154	6,155
	18,365	23,553	24,043	9,184	37,277	112,422
Direct Costs and Expenses:
Operating:
Personnel	8,628	8,387	8,091	1,595	19,708	46,409
Repairs and maintenance	2,223	3,019	6,004	337	4,560	16,143
Drydocking	1,435	912	61	11	2,950	5,369
Insurance and loss reserves	1,336	466	597	236	489	3,124
Fuel, lubes and supplies	1,393	1,569	1,956	414	2,335	7,667
Other	54	2,438	2,044	548	532	5,616
	15,069	16,791	18,753	3,141	30,574	84,328
Direct Vessel Profit	$3,296	$6,762	$5,290	$6,043	$6,703	28,094
Other Costs and Expenses:
Operating:
Leased-in equipment	$3,718	$1,925	$—	$—	$22	5,665
Administrative and general						28,339
Depreciation and amortization	$12,450	$5,731	$10,401	$3,499	$5,837	37,918
						71,922
Losses on Asset Dispositions and Impairments						(1,588)
Operating Loss						$(45,416)

As of June 30, 2018
Property and Equipment:
Historical cost	$439,026	$184,037	$317,536	$165,145	$182,111	$1,287,855
Accumulated depreciation	(225,116)	(57,909)	(86,239)	(58,078)	(137,135)	(564,477)
	$213,910	$126,128	$231,297	$107,067	$44,976	$723,378

SEACOR MARINE HOLDINGS INC. UNAUDITED DIRECT VESSEL PROFIT (“DVP”) BY REGION (in thousands, except statistics)

	Three Months Ended
	Jun. 30, 2018	Mar. 31, 2018	Dec. 31, 2017	Sep. 30, 2017	Jun. 30, 2017
United States, primarily Gulf of Mexico
Time Charter Statistics:
Average rates per day worked	$10,503	$8,775	$8,027	$7,212	$9,619
Fleet utilization	23%	17%	18%	16%	13%
Fleet available days	3,710	4,050	3,864	3,859	4,063
Out-of-service days for repairs, maintenance and drydockings	292	219	139	338	221
Out-of-service days for cold-stacked status	2,435	3,111	3,010	2,746	3,070
Operating revenues:
Time charter	$9,052	$5,982	$5,608	$4,587	$4,889
Other marine services	1,676	1,655	1,077	1,116	1,198
	10,728	7,637	6,685	5,703	6,087
Direct operating expenses:
Personnel	4,636	3,992	3,853	4,455	4,183
Repairs and maintenance	1,529	694	631	1,289	937
Drydocking	910	525	(164)	1,109	310
Insurance and loss reserves	902	434	678	598	1,205
Fuel, lubes and supplies	900	493	381	249	545
Other	29	25	3	123	51
	8,906	6,163	5,382	7,823	7,231
Direct Vessel Profit (Loss)	$1,822	$1,474	$1,303	$(2,120)	$(1,144)

Leased-in equipment (included in operating costs and expenses)	1,856	$1,862	$1,866	$1,870	$2,205
Depreciation and amortization	5,915	$6,535	$5,487	$5,224	$5,749

Africa, primarily West Africa
Time Charter Statistics:
Average rates per day worked	$9,509	$9,455	$10,517	$10,611	$10,348
Fleet utilization	88%	91%	75%	71%	67%
Fleet available days	1,331	1,260	1,207	1,283	1,123
Out-of-service days for repairs, maintenance and drydockings	46	31	34	79	125
Out-of-service days for cold-stacked status	—	—	92	184	91
Operating revenues:
Time charter	$11,122	$10,794	$9,533	$9,700	$7,786
Other marine services	350	1,287	983	(310)	215
	11,472	12,081	10,516	9,390	8,001
Direct operating expenses:
Personnel	4,314	4,073	3,795	3,588	3,428
Repairs and maintenance	1,663	1,356	855	1,324	3,234
Drydocking	910	2	129	311	683
Insurance and loss reserves	248	218	(19)	157	357
Fuel, lubes and supplies	900	669	859	693	704
Other	1,402	1,036	1,098	704	871
	9,437	7,354	6,717	6,777	9,277
Direct Vessel Profit (Loss)	$2,035	$4,727	$3,799	$2,613	$(1,276)

Leased-in equipment (included in operating costs and expenses)	$962	$963	$965	$966	$969
Depreciation and amortization	$2,924	$2,807	$3,175	$2,456	$2,059

SEACOR MARINE HOLDINGS INC. UNAUDITED DIRECT VESSEL PROFIT (“DVP”) BY REGION (continued) (in thousands, except statistics)

	Three Months Ended
	Jun. 30, 2018	Mar. 31, 2018	Dec. 31, 2017	Sep. 30, 2017	Jun. 30, 2017
Middle East and Asia
Time Charter Statistics:
Average rates per day worked	$8,226	$8,072	$6,784	$7,138	$6,580
Fleet utilization	82%	66%	68%	61%	55%
Fleet available days	2,005	2,132	2,331	2,194	2,067
Out-of-service days for repairs, maintenance and drydockings	4	151	104	95	122
Out-of-service days for cold-stacked status	91	130	119	184	304
Operating revenues:
Time charter	$13,591	$11,374	$10,682	$9,490	$7,415
Other marine services	(792)	(130)	(171)	(341)	109
	12,799	11,244	10,511	9,149	7,524
Direct operating expenses:
Personnel	4,069	4,022	4,882	4,731	4,147
Repairs and maintenance	3,576	2,428	2,205	2,309	3,947
Drydocking	72	(11)	554	(102)	358
Insurance and loss reserves	361	236	382	363	353
Fuel, lubes and supplies	922	1,034	1,180	1,115	908
Other	836	1,208	1,522	1,192	1,061
	9,836	8,917	10,725	9,608	10,774
Direct Vessel Profit (Loss)	$2,963	$2,327	$(214)	$(459)	$(3,250)

Leased-in equipment (included in operating costs and expenses)	$—	$—	$—	$—	$516
Depreciation and amortization	$4,311	$6,090	$6,898	$4,320	$3,979

Brazil, Mexico, Central and South America
Time Charter Statistics:
Average rates per day worked	$19,127	$15,272	$16,718	$16,060	$—
Fleet utilization	57%	41%	50%	49%	—%
Fleet available days	416	219	184	184	105
Out-of-service days for cold-stacked status	91	90	92	92	91
Operating revenues:
Time charter	$4,556	$1,374	$1,538	$1,439	$—
Bareboat charter	1,156	1,143	1,169	1,168	1,156
Other marine services	845	110	156	159	162
	6,557	2,627	2,863	2,766	1,318
Direct operating expenses:
Personnel	1,219	376	322	326	148
Repairs and maintenance	32	305	44	110	116
Drydocking	11	—	—	—	—
Insurance and loss reserves	169	67	230	75	4
Fuel, lubes and supplies	349	65	163	33	27
Other	488	60	44	69	3
	2,268	873	803	613	298
Direct Vessel Profit	$4,289	$1,754	$2,060	$2,153	$1,020

Depreciation and amortization	$2,280	$1,219	$1,134	$1,025	$784

SEACOR MARINE HOLDINGS INC. UNAUDITED DIRECT VESSEL PROFIT (“DVP”) BY REGION (continued) (in thousands, except statistics)

	Three Months Ended
	Jun. 30, 2018	Mar. 31, 2018	Dec. 31, 2017	Sep. 30, 2017	Jun. 30, 2017
Europe, primarily North Sea
Time Charter Statistics:
Average rates per day worked - Standby safety	$9,157	$9,058	$8,660	$8,650	$8,457
Fleet utilization - Standby safety	80%	78%	82%	84%	80%
Fleet available days - Standby safety	1,746	1,849	1,822	1,840	1,820
Average rates per day worked - Wind farm utility	2,342	2,317	2,330	2,221	2,124
Fleet utilization - Wind farm utility	76%	64%	73%	94%	95%
Fleet available days - Wind farm utility	3,228	3,091	3,220	3,220	3,185
Out-of-service days for repairs, maintenance and drydockings	77	137	249	110	124
Operating revenues:
Time charter	$18,505	$17,618	$18,384	$20,051	$18,713
Other marine services	640	514	384	754	680
	19,145	18,132	18,768	20,805	19,393
Direct operating expenses:
Personnel	10,495	9,213	9,101	9,079	8,671
Repairs and maintenance	2,270	2,290	2,490	2,378	2,191
Drydocking	1,209	1,741	919	961	900
Insurance and loss reserves	254	235	172	203	207
Fuel, lubes and supplies	1,051	1,284	1,037	790	1,006
Other	254	278	303	190	237
	15,533	15,041	14,022	13,601	13,212
Direct Vessel Profit	$3,612	$3,091	$4,746	$7,204	$6,181

Leased-in equipment (included in operating costs and expenses)	$22	$—	$—	$—	$—
Depreciation and amortization	$2,976	$2,861	$3,327	$2,597	$2,062

SEACOR MARINE HOLDINGS INC. UNAUDITED DIRECT VESSEL PROFIT (“DVP”) BY VESSEL CLASS (in thousands, except statistics)

	Three Months Ended
	Jun. 30, 2018	Mar. 31, 2018	Dec. 31, 2017	Sep. 30, 2017	Jun. 30, 2017
Anchor handling towing supply
Time Charter Statistics:
Average rates per day worked	$13,381	$10,322	$10,322	$9,766	$10,774
Fleet utilization	23%	21%	21%	25%	24%
Fleet available days	866	1,260	1,288	1,288	1,274
Out-of-service days for repairs, maintenance and drydockings	23	36	5	69	43
Out-of-service days for cold-stacked status	608	947	943	851	856
Operating revenues:
Time charter	$2,712	$2,787	$2,849	$3,199	$3,299
Other marine services	(91)	1,438	698	(88)	(50)
	2,621	4,225	3,547	3,111	3,249
Direct operating expenses:
Personnel	1,593	1,397	2,381	2,388	2,745
Repairs and maintenance	1,281	394	498	565	990
Drydocking	945	480	(30)	125	62
Insurance and loss reserves	265	91	195	176	307
Fuel, lubes and supplies	586	153	446	158	317
Other	689	452	(499)	(170)	(425)
	5,359	2,967	2,991	3,242	3,996
Direct Vessel (Loss) Profit	$(2,738)	$1,258	$556	$(131)	$(747)

Leased-in equipment (included in operating costs and expenses)	$1,855	$1,858	$1,862	$1,866	$1,869
Depreciation and amortization	$532	$1,490	$2,430	$2,419	$2,418

Fast support
Time Charter Statistics:
Average rates per day worked	$6,963	$7,746	$7,414	$7,999	$8,086
Fleet utilization	62%	53%	52%	49%	43%
Fleet available days	3,820	3,780	3,864	3,885	3,684
Out-of-service days for repairs, maintenance and drydockings	53	109	155	208	242
Out-of-service days for cold-stacked status	1,191	1,253	1,324	1,447	1,580
Operating revenues:
Time charter	$16,488	$15,427	$14,845	$15,271	$12,712
Other marine services	(505)	(656)	(399)	(410)	152
	15,983	14,771	14,446	14,861	12,864
Direct operating expenses:
Personnel	5,258	4,756	5,717	5,405	4,815
Repairs and maintenance	3,406	2,544	1,853	2,680	5,893
Drydocking	115	(9)	684	247	979
Insurance and loss reserves	314	324	129	297	381
Fuel, lubes and supplies	1,015	795	849	975	990
Other	1,466	1,460	2,356	1,610	1,527
	11,574	9,870	11,588	11,214	14,585
Direct Vessel Profit (Loss)	$4,409	$4,901	$2,858	$3,647	$(1,721)

Leased-in equipment (included in operating costs and expenses)	$342	$342	$343	$343	$860
Depreciation and amortization	$6,585	$6,585	$6,521	$5,000	$4,403

SEACOR MARINE HOLDINGS INC. UNAUDITED DIRECT VESSEL PROFIT (“DVP”) BY VESSEL CLASS (continued) (in thousands, except statistics)

	Three Months Ended
	Jun. 30, 2018	Mar. 31, 2018	Dec. 31, 2017	Sep. 30, 2017	Jun. 30, 2017
Supply
Time Charter Statistics:
Average rates per day worked	$7,174	$6,454	$5,222	$6,279	$6,028
Fleet utilization	69%	73%	81%	65%	48%
Fleet available days	637	633	594	507	580
Out-of-service days for repairs, maintenance and drydockings	—	16	2	36	3
Out-of-service days for cold-stacked status	19	68	25	99	182
Operating revenues:
Time charter	$3,149	$3,002	$2,527	$2,062	$1,679
Other marine services	1,195	1,125	1,122	1,079	1,069
	4,344	4,127	3,649	3,141	2,748
Direct operating expenses:
Personnel	1,999	1,956	1,604	1,321	1,198
Repairs and maintenance	259	445	266	321	362
Drydocking	585	—	—	—	—
Insurance and loss reserves	134	102	210	26	34
Fuel, lubes and supplies	317	694	632	194	156
Other	1,048	719	348	158	252
	4,342	3,916	3,060	2,020	2,002
Direct Vessel Profit	$2	$211	$589	$1,121	$746

Leased-in equipment (included in operating costs and expenses)	$—	$—	$—	$—	$331
Depreciation and amortization	$1,394	$2,743	$3,566	$1,226	$1,278

Standby safety
Time Charter Statistics:
Average rates per day worked	$9,157	$9,058	$8,660	$8,650	$8,457
Fleet utilization	80%	78%	82%	84%	80%
Fleet available days	1,746	1,849	1,822	1,840	1,820
Out-of-service days for repairs, maintenance and drydockings	46	87	78	96	108
Operating revenues:
Time charter	$12,791	$13,051	$12,921	$13,328	$12,279
Other marine services	39	40	38	32	36
	12,830	13,091	12,959	13,360	12,315
Direct operating expenses:
Personnel	8,148	6,938	6,901	6,955	6,698
Repairs and maintenance	1,464	1,554	1,570	1,943	1,610
Drydocking	624	1,741	919	960	900
Insurance and loss reserves	143	138	106	116	137
Fuel, lubes and supplies	843	991	894	723	844
Other	144	161	220	156	199
	11,366	11,523	10,610	10,853	10,388
Direct Vessel Profit	$1,464	$1,568	$2,349	$2,507	$1,927

Depreciation and amortization	$681	$694	$769	$578	$566

SEACOR MARINE HOLDINGS INC. UNAUDITED DIRECT VESSEL PROFIT (“DVP”) BY VESSEL CLASS (continued) (in thousands, except statistics)

	Three Months Ended
	Jun. 30, 2018	Mar. 31, 2018	Dec. 31, 2017	Sep. 30, 2017	Jun. 30, 2017
Specialty
Time Charter Statistics:
Average rates per day worked	$—	$—	$—	$—	$12,000
Fleet utilization	—%	—%	—%	—%	5%
Fleet available days	91	90	276	276	273
Out-of-service days for repairs, maintenance and drydockings	—	—	24	25	7
Out-of-service days for cold-stacked status	91	90	160	159	182
Operating revenues:
Time charter	$—	$—	$(1)	$—	$149
Other marine services	—	—	1	268	278
	—	—	—	268	427
Direct operating expenses:
Personnel	79	164	472	413	316
Repairs and maintenance	13	37	77	40	56
Drydocking	—	(6)	(136)	736	—
Insurance and loss reserves	25	10	102	21	35
Fuel, lubes and supplies	(29)	83	20	92	59
Other	93	104	85	84	98
	181	392	620	1,386	564
Direct Vessel Loss	$(181)	$(392)	$(620)	$(1,118)	$(137)

Depreciation and amortization	$283	$282	$283	$579	$579

Liftboats
Time Charter Statistics:
Average rates per day worked	$19,225	$16,068	$16,662	$11,899	$10,315
Fleet utilization	43%	30%	30%	28%	16%
Fleet available days	1,911	1,659	1,380	1,380	1,365
Out-of-service days for repairs, maintenance and drydockings	266	116	92	174	173
Out-of-service days for cold-stacked status	708	933	771	551	605
Operating revenues:
Time charter	$15,788	$8,126	$6,954	$4,659	$2,251
Other marine services	1,569	756	393	447	384
	17,357	8,882	7,347	5,106	2,635
Direct operating expenses:
Personnel	4,671	3,461	2,577	3,394	2,748
Repairs and maintenance	1,553	1,134	990	1,288	915
Drydocking	842	51	1	211	310
Insurance and loss reserves	889	651	722	684	1,167
Fuel, lubes and supplies	1,153	668	632	646	667
Other	336	417	333	352	488
	9,444	6,382	5,255	6,575	6,295
Direct Vessel Profit (Loss)	$7,913	$2,500	$2,092	$(1,469)	$(3,660)

Leased-in equipment (included in operating costs and expenses)	$644	$638	$626	$627	$630
Depreciation and amortization	$6,333	$5,025	$3,160	$3,045	$3,045

SEACOR MARINE HOLDINGS INC. UNAUDITED DIRECT VESSEL PROFIT (“DVP”) BY VESSEL CLASS (continued) (in thousands, except statistics)

	Three Months Ended
	Jun. 30, 2018	Mar. 31, 2018	Dec. 31, 2017	Sep. 30, 2017	Jun. 30, 2017
Wind farm utility
Time Charter Statistics:
Average rates per day worked	$2,330	$2,305	$2,318	$2,220	$2,124
Fleet utilization	73%	62%	72%	89%	90%
Fleet available days	3,457	3,330	3,404	3,404	3,367
Out-of-service days for repairs, maintenance and drydockings	31	113	171	14	16
Out-of-service days for cold-stacked status	—	40	92	99	152
Operating revenues:
Time charter	$5,898	$4,749	$5,650	$6,748	$6,434
Other marine services	563	429	295	688	583
	6,461	5,178	5,945	7,436	7,017
Direct operating expenses:
Personnel	2,295	2,222	2,295	2,265	2,036
Repairs and maintenance	987	825	969	575	599
Drydocking	1	—	—	—	—
Insurance and loss reserves	93	103	74	89	83
Fuel, lubes and supplies	219	144	146	93	162
Other	173	96	121	87	80
	3,768	3,390	3,605	3,109	2,960
Direct Vessel Profit	$2,693	$1,788	$2,340	$4,327	$4,057

Leased-in equipment (included in operating costs and expenses)	$22	$—	$—	$—	$—
Depreciation and amortization	$2,380	$2,428	$2,903	$2,293	$1,768

Other Activity
Operating revenues:
Other marine services	$1,105	$1,447	$1,450	$530	$1,068

Direct operating expenses:
Personnel	690	782	6	38	21
Repairs and maintenance	107	140	2	(2)	—
Insurance and loss reserves	71	(229)	(95)	(13)	(18)
Fuel, lubes and supplies	18	17	1	(1)	(5)
Other	(940)	(802)	6	1	4
	(54)	(92)	(80)	23	2
Direct Vessel Profit	$1,159	$1,539	$1,530	$507	$1,066

Leased-in equipment (included in operating costs and expenses)	$(23)	(13)	—	—	—
Depreciation and amortization	$218	$265	$389	$482	$576

SEACOR MARINE HOLDINGS INC. UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (NON-GAAP PRESENTATION) (in thousands)

	Three Months Ended
	Jun. 30, 2018	Mar. 31, 2018	Dec. 31, 2017	Sep. 30, 2017	Jun. 30, 2017
Cash Flows from Operating Activities:`
DVP	$14,721	$13,373	$11,694	$9,391	$1,531
Operating, leased-in equipment (excluding amortization of deferred gains)	(4,850)	(4,834)	(4,840)	(4,845)	(5,740)
Administrative and general (excluding provisions for bad debts and amortization of share awards)	(14,076)	(12,357)	(12,091)	(11,139)	(22,596)
SEACOR Holdings management and guarantee fees	(7)	(12)	(29)	(21)	(1,358)
Other, net (excluding non-cash losses)	—	—	(5)	—	—
Dividends received from 50% or less owned companies	1,324	—	200	800	1,642
	(2,888)	(3,830)	(5,071)	(5,814)	(26,521)
Changes in operating assets and liabilities before interest and income taxes	(14,575)	(4,938)	9,003	(14,428)	8,300
Director share awards	893	—	—	—	—
Restricted stock vesting	(51)	—	—	—	—
Cash settlements on derivative transactions, net	(21)	(129)	(140)	(184)	(166)
Interest paid, excluding capitalized interest	(5,875)	(2,828)	(4,471)	(1,119)	(3,626)
Interest received	352	216	326	354	275
Income taxes (paid) refunded, net	(12)	—	(52)	2,599	10,178
Net cash (used in) operating activities (GAAP Measure)	(22,177)	(11,509)	(405)	(18,592)	(11,560)
Cash Flows from Investing Activities:
Purchases of property and equipment, excluding capitalized interest	(5,983)	(8,557)	(16,105)	(22,796)	(17,006)
Capitalized interest paid	(1,008)	—	(563)	(754)	(1,654)
Cash settlements on derivative transactions, net	—	—	—	(45)	—
Proceeds from disposition of property and equipment	3,244	282	1,046	248	1,252
Construction reserve funds withdrawals, net	7,209	—	94	22,344	15,678
Net investing activities in property and equipment	3,462	(8,275)	(15,528)	(1,003)	(1,730)
Net investing activities in 50% or less owned companies	(5,610)	(19,950)	(366)	(773)	(1,733)
Net investing activities in third party notes receivable	—	99	—	—	—
Business acquisitions, net of cash acquired	—	—	—	—	(9,751)
Net cash used in investing activities (GAAP Measure)	(2,148)	(28,126)	(15,894)	(1,776)	(13,214)
Cash Flows from Financing Activities:
Payments on long-term debt	(6,395)	(28,807)	(3,354)	(4,599)	(2,800)
Proceeds from issuance of debt, net of issue costs	—	18,471	(300)	3,622	(173)
Proceeds from exercise of stock options and warrants	813	—	—	—	—
Proceeds from issuance of stock	54,012	1,793	—	—	—
Distribution of SEACOR Marine restricted stock to Company personnel by SEACOR Holdings	—	—	—	—	(2,656)
Purchase of subsidiary shares from noncontrolling interests	—	—	—	—	(3,693)
Net cash provided by (used in) financing activities (GAAP Measure)	48,430	(8,543)	(3,654)	(977)	(9,322)
Effects of Exchange Rate Changes on Cash and Cash Equivalents	(970)	682	528	539	858
Net Increase (Decrease) in Cash and Cash Equivalents	23,135	(47,496)	(19,425)	(20,806)	(33,238)
Cash, Cash Equivalents and Restricted Cash, Beginning of Period	65,055	112,551	131,976	152,782	186,020
Cash, Cash Equivalents and Restricted Cash, End of Period	$88,190	$65,055	$112,551	$131,976	$152,782

SEACOR MARINE HOLDINGS INC. UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands)

	Jun. 30, 2018	Mar. 31, 2018	Dec. 31, 2017	Sep. 30, 2017	Jun. 30, 2017
ASSETS
Current Assets:
Cash and cash equivalents	$86,239	$62,738	$110,234	$130,357	$150,958
Restricted cash	1,951	2,316	2,317	1,619	1,824
Marketable securities	—	—	—	—	688
Receivables:
Trade, net of allowance for doubtful accounts	57,658	45,664	45,616	54,124	43,475
Other	16,039	17,039	12,341	8,942	11,957
Inventories	3,666	3,975	3,756	3,786	3,376
Prepaid expenses and other	4,090	3,613	3,026	3,364	3,719
Total current assets	169,643	135,345	177,290	202,192	215,997
Property and Equipment:
Historical cost	1,287,855	1,320,496	1,179,836	1,204,409	1,155,155
Accumulated depreciation	(564,477)	(580,461)	(560,160)	(558,919)	(543,822)
	723,378	740,035	619,676	645,490	611,333
Construction in progress	82,274	80,682	70,157	60,597	90,335
Net property and equipment	805,652	820,717	689,833	706,087	701,668
Investments, at Equity, and Advances to 50% or Less Owned Companies	115,424	112,219	92,169	89,984	100,719
Construction Reserve Funds	38,152	45,361	45,361	45,455	67,799
Other Assets	3,667	3,736	3,851	6,213	6,072
	$1,132,538	$1,117,378	$1,008,504	$1,049,931	$1,092,255
LIABILITIES AND EQUITY
Current Liabilities:
Current portion of long-term debt	$22,858	$22,858	$22,858	30,858	$81,593
Accounts payable and accrued expenses	23,774	25,551	24,024	23,487	23,436
Due to SEACOR Holdings	746	1,583	1,358	663	3,519
Other current liabilities	56,469	55,365	50,978	54,210	47,014
Total current liabilities	103,847	105,357	99,218	109,218	155,562
Long-Term Debt	348,912	405,234	292,041	285,869	233,904
Conversion Option Liability on Convertible Senior Notes	21,886	18,991	6,832	14,135	27,109
Deferred Income Taxes	49,789	56,024	55,506	106,389	117,332
Deferred Gains and Other Liabilities	27,289	28,600	31,741	36,314	39,324
Total liabilities	$551,723	$614,206	$485,338	$551,925	$573,231
Equity:
SEACOR Marine Holdings Inc. stockholders’ equity:
Common stock	$204	$178	$177	$177	$177
Additional paid-in capital	413,754	306,639	303,996	302,952	302,678
Retained earnings	150,585	175,609	216,511	187,550	208,025
Shares held in treasury	(54)	—	—	—	—
Accumulated other comprehensive loss, net of tax	(13,129)	(10,424)	(12,493)	(8,685)	(9,690)
	551,360	472,002	508,191	481,994	501,190
Noncontrolling interests in subsidiaries	29,455	31,170	14,975	16,012	17,834
Total equity	580,815	503,172	523,166	498,006	519,024
	$1,132,538	$1,117,378	$1,008,504	$1,049,931	$1,092,255

SEACOR MARINE HOLDINGS INC. UNAUDITED FLEET COUNTS

	Jun. 30, 2018(1)	Mar. 31, 2018	Dec. 31, 2017	Sep. 30, 2017	Jun. 30, 2017
Anchor handling towing supply	13	19	23	23	25
Fast support	49	50	50	50	49
Supply	29	29	31	27	26
Standby safety	21	22	20	21	21
Specialty	4	4	4	6	6
Liftboats	21	21	15	15	15
Wind farm utility	42	41	41	41	40
	179	186	184	183	182

______________________

(1)	Excludes six owned and one leased-in offshore support vessels that have been retired and removed from service.

SEACOR MARINE HOLDINGS INC. UNAUDITED EXPECTED FLEET DELIVERIES

	2018		2019				2020
	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Deferred	Total
Fast support	—	—	1	—	—	—	1	2	4
Supply	—	1	—	—	1	—	1	—	3
Wind farm utility	1	1	—	1	—	—	—	—	3